Exhibit 99.1

Contact: Richard Crowley
Micrel, Incorporated
1849 Fortune Drive
San Jose, CA 95131
Phone: (408) 944-0800
                                                               [Micrel Logo]

Press Release

         MICREL DOUBLES FOURTH QUARTER EARNINGS ON INCREASED REVENUES

  -   Sales Increased 9% Sequentially and 15% Year-Over-Year to $58.3 Million
  -   Net Income of $4.0 Million, $0.04 per diluted share
  -   Highest Quarterly Booking and Backlog Level Since Fourth Quarter 2000
  -   2003 Sales of $211.7 Million, Net Income of $4.9 million, $0.05 per share


   SAN JOSE, CALIFORNIA (January 29, 2004) - Micrel, Incorporated (Nasdaq NM:
MCRL) today reported higher revenues and net income for the fourth quarter and year ended December 31, 2003, with net income doubling sequentially from the third quarter. Fourth quarter 2003 revenues of $58.3 million increased 9% from $53.4 million in the third quarter and were 15% higher than the $50.6 million recorded in the fourth quarter of 2002. Total revenues for 2003 were $211.7 million, an increase of 3% from $204.7 million in 2002.

   Fourth quarter 2003 net income increased to $4.0 million, or $0.04 per diluted share, from $1.6 million, or $0.02 per diluted share in the third quarter and a loss of $12.8 million, or $0.14 per diluted share in the year ago period. Included in the fourth quarter 2003 results is $753 thousand of pre-tax, non-cash deferred stock compensation expense, equivalent to approximately
one-half cent per share.   Fourth quarter 2002 results included $20 million of
stock compensation expense, $17 million of which related to acceleration of deferred stock compensation associated with the Company's fourth quarter 2002 employee stock option exchange program. For the year ended December 31, 2003 net income was $4.9 million, or $0.05 per diluted share, compared with a net loss for the prior year of $41.0 million, or $0.44 per diluted share.

   "Last year marked the 24th year of profitability on a GAAP basis in Micrel's 25 year history," stated Ray Zinn, President and Chief Executive Officer of Micrel. "Our focus on reducing costs, but continuing to invest in research and development during the past two years is bearing fruit. In the fourth quarter, operating income, net income and earnings per share doubled on a sequential

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Micrel Doubles Fourth Quarter Earnings on Increased Revenues
January 29, 2004
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 basis.  During the fourth quarter, the Company generated the highest level of operating cash flow in almost three years, resulting in a $13 million increase in cash and short term investment balances."

   Zinn continued, "Continued strength in demand during the fourth quarter resulted in the highest level of new orders for the Company since the fourth quarter of 2000 and a book-to-bill ratio substantially above one. The growth in orders was broad based with strength coming not only from the seasonally strong wireless handset and computing end markets, but also from customers serving the industrial, networking and communications markets."


   Outlook
   -------

   "The strong growth rate of the U.S. economy and the improving conditions in the global economy are encouraging," continued Zinn. "The noticeable increase in demand for enterprise computing and networking hardware is also a positive indicator. These factors, combined with lean channel inventories, higher capacity utilization and increasing lead times across the semiconductor industry are providing the strongest fundamental conditions for the sustainability of growth that the industry has seen in four years."

   The Company entered the first quarter of 2004 with a higher backlog and January order rates were strong leading up to the Chinese Lunar New Year holiday period. However, the first calendar quarter of the year is typically marked by seasonality in the wireless handset and computing end markets which can reduce sequential growth rates. Based on current backlog levels and demand estimates, the Company believes that first quarter 2004 revenues will increase sequentially by approximately 5 percent to 7 percent.

   Product Update
   --------------

   During the quarter, the Company released 22 new best-in-class products. In the analog product line, Micrel added five new products to its leading family of display drivers including its first organic EL driver and an LED driver specifically targeted to drive the flash function for cameras in cell phones. New power management products included additions to Micrel's world class family of LDO regulators and controllers, and additions to the Company's family of high performance hot swap power controllers. During the fourth quarter, Micrel

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Micrel Doubles Fourth Quarter Earnings on Increased Revenues
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also released the world's most advanced fiber optic transceiver management IC which will control all critical functions in small form factor laser modules used in the storage and telecommunications infrastructure markets. In the high speed communications area, the Company continued to demonstrate its technology leadership position by releasing five proprietary high bandwidth products targeted at networking and communications infrastructure applications, as well as an innovative 10/100 Ethernet physical layer device with integrated power management functionality.


   Conference Call
   ---------------
   The Company will host a conference call at 2:00 p.m. PST (5:00 p.m. EST) today. Chief Executive Officer Raymond Zinn and Chief Financial Officer Richard Crowley will present an overview of fourth quarter and year end financial results, discuss current business conditions and then respond to questions.

   The call is available live to any interested party on a listen only basis by dialing (303) 262-2130 or (800) 219-6110 at least five minutes before the scheduled start time, and asking to be connected to the Micrel, Incorporated Conference Call. A live webcast of the conference call will also be available through www.vcall.com. An audio replay of the conference call will be available through February 5, 2004, by dialing (303) 590-3000 or (800) 405-2236 and entering passcode number 566257. A link to the webcast replay will be available on the Company's website at www.micrel.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM
ACT OF 1995

   This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include statements about the following topics: our expectations regarding future financial results, including revenues, margins; and our expectations regarding future customer demand, future product introductions and new order rates. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: the effect of the Company's restatement of previous financial statements; continued

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Micrel Doubles Fourth Quarter Earnings on Increased Revenues
January 29, 2004
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softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements; the worldwide financial situation; the timely and successful development and market acceptance of new products and upgrades to existing products; continued softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel's common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company
from time to time; and Micrel's operating cash flow.   For further discussion
of these risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and the Company's Form 10-Q for
the quarter ended September 30, 2003.   All forward-looking statements are made
as of today, and the Company disclaims any duty to update such statements.


About Micrel

   Micrel is a leading manufacturer of advanced high-performance analog, mixed-signal and digital ICs. These products include low drop-out and switching voltage regulators, PCMCIA and USB power controllers, high speed communications interfaces, operational amplifiers, comparators, voltage references, power drivers, RF devices, high speed logic and clock management ICs. Applications for these products include palmtop, notebook and desktop computers, computer peripherals, cellular phones, high speed communications systems, fiber optic communications modules, automatic test equipment, consumer electronics, industrial and process control products and avionics systems. Micrel also designs, develops and markets PHYs, repeaters and switches for Ethernet, Fast Ethernet and Gigabit Ethernet applications.

   For further information, contact Richard Crowley at Micrel, Incorporated, 1849 Fortune Drive, San Jose, California 95131, (408) 944-0800 or visit our website at http://www.micrel.com.

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MICREL DOUBLES FOURTH QUARTER EARNINGS ON INCREASED REVENUES
January 29, 2004
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

                             MICREL, INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                    Three Months Ended     Twelve Months Ended
                                       December 31,           December 31,
                                   --------------------   --------------------
                                      2003       2002        2003       2002
                                   ---------  ---------   ---------  ---------
Net revenues                       $  58,298  $  50,649   $ 211,726  $ 204,704

Cost of revenues*                     34,556     37,628     128,007    139,554
                                   ---------  ---------   ---------  ---------
Gross profit                          23,742     13,021      83,719     65,150

Operating expenses:
  Research and development            10,628     12,833      46,953     53,308
  Selling, general and
   administrative                      8,150      7,351      28,987     32,160
  Amortization of deferred
   stock compensation*                   519     15,125       3,034     22,535
  Manufacturing facility impairment       -          -         (624)    23,357
  Restructuring expense                   -          -          286      5,536
                                   ---------  ---------   ---------  ---------
    Total operating expenses          19,297     35,309      78,636    136,896
                                   ---------  ---------   ---------  ---------
Income (loss) from operations          4,445    (22,288)      5,083    (71,746)

Other income, net                        122        184         619      1,056
                                   ---------  ---------   ---------  ---------
Income (loss) before income taxes      4,567    (22,104)      5,702    (70,690)

Provsion (benefit) for income taxes      594     (9,283)        855    (29,690)
                                   ---------  ---------   ---------  ---------
Net income (loss)                  $   3,973  $ (12,821)  $   4,847  $ (41,000)
                                   =========  =========   =========  =========

Net income (loss) per share:
  Basic                            $    0.04  $   (0.14)  $    0.05  $   (0.44)
                                   =========  =========   =========  =========
  Diluted                          $    0.04  $   (0.14)  $    0.05  $   (0.44)
                                   =========  =========   =========  =========

Shares used in computing per
 share amounts:
  Basic                               92,337     91,783      92,215     92,600
                                   =========  =========   =========  =========
  Diluted                             95,271     91,783      93,786     92,600
                                   =========  =========   =========  =========


* Amortization of deferred stock
   compensation included in:
    Cost of revenues               $     234  $   5,032   $  1,104   $   7,354
                                   =========  =========   =========  =========

    Research and development       $     133   $  7,504   $  1,604   $  11,430
    Selling, general and
     administrative                      386      7,621      1,430      11,105
                                   ---------  ---------   ---------  ---------
      Total Operating expenses     $     519  $  15,125   $   3,034  $  22,535
                                   =========  =========   =========  =========

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MICREL DOUBLES FOURTH QUARTER EARNINGS ON INCREASED REVENUES
January 29, 2004
Page 6


                              MICREL, INCORPORATED
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                  (Unaudited)

                                                    December 31,   December 31,
                                                        2003           2002
                                                    ------------   ------------
ASSETS
CURRENT ASSETS:
  Cash, cash equivalents and short-term investments  $  140,059     $  117,363
  Accounts receivable, net                               33,084         29,577
  Inventories                                            31,108         39,531
  Deferred income taxes                                  34,294         30,828
  Other current assets                                    2,132          2,675
                                                     ----------     ----------
    Total current assets                                240,677        219,974

PROPERTY, PLANT AND EQUIPMENT, NET                       87,993         92,318
INTANGIBLE ASSETS, NET                                    5,771          8,387
DEFERRED INCOME TAXES                                     2,483          9,606
OTHER ASSETS                                                515            390
                                                     ----------     ----------
TOTAL                                                $  337,439     $  330,675
                                                     ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                   $   12,897     $   13,026
  Taxes payable                                           7,627          3,405
  Deferred income on shipments to distributors           12,272          9,832
  Other current liabilities                              12,152         10,645
  Current portion of long-term debt                         703            911
                                                     ----------     ----------
    Total current liabilities                            45,651         37,819

LONG-TERM DEBT                                            3,280         10,983
OTHER LONG-TERM OBLIGATIONS                               4,899          8,254

SHAREHOLDERS' EQUITY:
  Common stock                                          160,015        160,889
  Deferred stock compensation                            (3,954)        (9,971)
  Accumulated other comprehensive loss                      (25)           (25)
  Retained earnings                                     127,573        122,726
                                                     ----------     ----------
TOTAL SHAREHOLDERS' EQUITY                              283,609        273,619
                                                     ----------     ----------
TOTAL                                                $  337,439     $  330,675
                                                     ==========     ==========
